UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C.  20549

                                 ____________


                                   FORM 8-K



                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT:  JANUARY 22, 1998
                       (Date of earliest event reported)


                         INCYTE PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)


           DELAWARE                0-27488                    94-3136539
(State or other jurisdiction     (Commission                (IRS Employer
      of  incorporation)         File  Number)          Identification  No.)


                               3174 PORTER DRIVE
                         PALO ALTO, CALIFORNIA, 94304
                   (Address of principal executive offices)


                                (650) 855-0555
             (Registrant's telephone number, including area code)

Item  2.          Acquisition  or  Disposition  of  Assets.
                  ----------------------------------------

     On January 22, 1998, Bond Acquisition Corporation ("Merger Subsidiary"), a Delaware corporation and a wholly owned subsidiary of the Registrant, Incyte Pharmaceuticals, Inc. ("Incyte"), was merged with and into Synteni, Inc. ("Synteni"), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of December 23, 1997, among Incyte, Merger Subsidiary, and Synteni (the "Agreement"). The merger of Merger Subsidiary with and into Synteni (the "Merger") became effective at the time of filing of a certificate of merger with the Delaware Secretary of State on January 22, 1998 (the
"Effective Time"). At the Effective Time, (i) Merger Subsidiary ceased to exist, (ii) Synteni, as the surviving corporation in the Merger, became a wholly owned subsidiary of Incyte, and (iii) each share of Synteni capital stock (a "Synteni Share") outstanding immediately prior to the Effective Time was converted into the right to receive 0.1246 of a share of Common Stock, $.001 par value, of Incyte ("Incyte Common Stock").

     In addition, pursuant to the Agreement, each option to purchase Synteni Shares granted under Synteni's 1996 Equity Incentive Plan (the "Synteni Plan") outstanding immediately prior to the Effective Time was converted into an option to purchase Incyte Common Stock and Incyte assumed each such outstanding Synteni stock option in accordance with the terms of the Synteni Plan and the stock option agreement by which it is evidenced. By virtue of the assumption by Incyte of such Synteni stock options, from and after the Effective Time: (i) each Synteni stock option assumed by Incyte may be exercised solely for Incyte Common Stock; (ii) the number of shares of Incyte Common Stock subject to each such Synteni stock option is equal to the number of Synteni Shares subject to such Synteni stock option immediately prior to the Effective Time multiplied by 0.1246 (the exchange ratio in the Merger), rounded down to the nearest whole number of shares of Incyte Common Stock; and
(iii) the per share exercise price for each such Synteni stock option is equal to the quotient obtained by dividing the exercise price per share of such stock option immediately prior to the Effective Time by 0.1246, rounded up to the nearest whole cent. Pursuant to the Merger Agreement, 10% of the shares of Incyte Common Stock to be issued to former Synteni stockholders in the Merger will be placed in escrow as security for any losses Incyte incurs or reasonably anticipates incurring by reason of breaches by Synteni of covenants, representations or warranties contained in the Merger Agreement.

     The former stockholders of Synteni are receiving approximately 2.3 million shares of Incyte Common Stock in the Merger (which amount includes shares that continue to be subject to repurchase in the event of certain events, such as termination of the holder's employment with Synteni). In addition, approximately 0.3 million shares of Incyte Common Stock may be issued in connection with the exercise of Synteni stock options assumed by Incyte pursuant to the Merger.

     The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     Incyte has entered into a registration rights agreement, dated as of December 23, 1997, with the former stockholders of Synteni (the "Registration Rights Agreement") pursuant to which Incyte has agreed to use its reasonable efforts to file, and cause to become effective on or before July 21, 1998, a registration statement with the Securities and Exchange Commission covering the resale of up to 45% of the shares of Incyte Common Stock issued to former stockholders of Synteni pursuant to the Merger.

     Synteni has developed and commercialized technology for generating microarrays and related software and services. Synteni provides microarray services non-exclusively to the pharmaceutical, biotechnology and agricultural industries.

     The  foregoing  descriptions  of  the  Merger  Agreement and Registration
Rights Agreement are qualified in their entirety to the full text of such Agreements, copies of which are attached hereto as exhibits and which are incorporated herein by reference.

Item  7.            Financial  Statements  and  Exhibits.
                    ------------------------------------

     (a)          Financial  Statements  of  Business  Acquired.

          It is impractical to provide the required financial statements at the time of the filing of this Current Report on Form 8-K. Required financial statements will be filed on a Form 8-K/A as soon as practicable after the date hereof, but not later than April 7, 1998.

     (b)          Pro  Forma  Financial  Information.

          It is impractical to provide the required pro forma financial statements at the time of the filing of this Current Report on Form 8-K. Required pro forma financial statements will be filed on a Form 8-K/A as soon as practicable after the date hereof, but not later than April 7, 1998.

     (c)          Exhibits

     2.1 Agreement and Plan of Merger, dated as of December 23, 1997, among Incyte Pharmaceuticals, Inc., Bond Acquisition Corporation and Synteni, Inc.

     4.1 Registration Rights Agreement, dated as of December 23, 1997, among Incyte Pharmaceuticals, Inc. and the former stockholders of Synteni, Inc. listed therein.

     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:    February  5,  1998


                                      INCYTE  PHARMACEUTICALS,  INC.



                                       By:    /s/  Denise  M.  Gilbert
                                              -------------------------------

                                       Name:  Denise  M.  Gilbert
                                              -------------------------------

                                       Title: Executive  Vice  President  and
                                              -------------------------------
                                                  Chief  Financial  Officer
                                              -------------------------------